Exhibit (H)(8)

THIRD AMENDMENT TO

FUND ACCOUNTING SERVICES AGREEMENT

This Amendment is made as of the 22nd day of September, 2006, to each Fund Accounting Services Agreement listed on Schedule A (the “Agreement”) between the Funds listed thereon, on behalf of the Portfolios listed thereon (the “Funds”), and DWS Scudder Fund Accounting Corporation (formerly known as Scudder Fund Accounting Corporation) (“FUND ACCOUNTING”).

WHEREAS, on March 19, 2003, the Agreement was amended to authorize FUND ACCOUNTING to delegate to agents to assist it in performing its duties under the Agreement; and

WHEREAS, Deutsche Investment Management Americas Inc. (the “Adviser”) serves as investment adviser and administrator to the Funds pursuant to separate investment management agreements which were amended on March 19, 2003 to authorize the Adviser to delegate to agents to assist it in performing administrative duties thereunder; and

WHEREAS, on April 1, 2003, FUND ACCOUNTING and the Adviser entered into a sub-administration and sub-accounting agreement with State Street Bank and Trust Company (“State Street”) in which FUND ACCOUNTING and the Adviser delegated to State Street responsibility for performing certain duties which FUND ACCOUNTING and the Adviser otherwise were responsible for under the Agreement and the investment management agreements, respectively; and

WHEREAS, Section 7 of the Agreement entitled “Compensation and FUND ACCOUNTING Expenses” provides that FUND ACCOUNTING shall be entitled to recover its reasonable out-of-pocket expenses, and Section 5 of each investment management agreement provides that the Adviser is not required to pay any expenses of the Fund other than those specifically allocated to the Adviser; and

WHEREAS, the parties wish to amend Section 7 of the Agreement, as amended by the Second Amendment dated as of April 1, 2003, to provide that out-of-pocket expenses payable by the Funds under the Agreement shall include fees from State Street for manual pricing of securities in an amount up to $45,000 per annum across the DWS complex of funds.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.	The first paragraph of Section 7 of the Agreement shall be amended to read as follows:

FUND ACCOUNTING shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing by the two parties. FUND ACCOUNTING shall be entitled to recover its reasonable telephone, courier or delivery service, and all other reasonable out-of-pocket, expenses as incurred, including, without limitation, reasonable attorneys' fees and reasonable fees for pricing services. In addition to the charges of pricing vendors as shown on Schedule B to the Second Amendment to the Agreement, out-of-pocket expenses payable by the Funds under the Agreement shall include fees from State Street for manual pricing of securities in an amount up to $45,000 per annum across the DWS complex of funds.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officer as of the day and year first set forth above.

EACH FUND LISTED ON SCHEDULE A By:/s/Philip J. Collora -------------------------------------------------- Philip J. Collora Vice President
DWS SCUDDER FUND ACCOUNTING CORPORATION By:/s/Paul Schubert -------------------------------------------------- Paul Schubert President
Accepted and agreed to: DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. By:/s/Michael Colon -------------------------------------------------- Michael Colon Chief Operating Officer

SCHEDULE A

TO

THIRD AMENDMENT TO FUND

ACCOUNTING SERVICES AGREEMENT

Fund	Portfolio	Date of Fund Accounting Services Agreement
DWS Blue Chip Fund		December 31, 1997
DWS Target Fund	DWS Target 2008 Fund	December 31, 1997
	DWS Target 2010 Fund	December 31, 1997
	DWS Target 2011 Fund	December 31, 1997
	DWS Target 2012 Fund	December 31, 1997
	DWS Target 2013 Fund	December 31, 1997
	DWS Target 2014 Fund	December 31, 1997
DWS Technology Fund		December 31, 1997
DWS Balanced Fund		December 31, 1997
DWS Value Series, Inc.	DWS Dreman Concentrated Value Fund	December 31, 1997
	DWS Dreman High Return Equity Fund	December 31, 1997
	DWS Dreman Mid Cap Value Fund	December 31, 1997
	DWS Dreman Small Cap Value Fund	December 31, 1997
	DWS Dreman Large Cap Value Fund	December 31, 1997
DWS High Income Series	DWS High Income Fund	December 31, 1997

DWS State Tax-Free Income Series	DWS California Tax-Free Income Fund	December 31, 1997
	DWS New York Tax-Free Income Fund	December 31, 1997
DWS Strategic Income Fund		December 31, 1997
DWS U.S. Government Securities Fund		December 31, 1997
DWS Variable Series II	DWS Money Market VIP	December 31, 1997
	DWS Balanced VIP	December 31, 1997
	DWS High Income VIP	December 31, 1997
	DWS Government & Agency Securities VIP	December 31, 1997
	DWS International Select Equity VIP	May 1, 1998
	DWS Small Cap Growth VIP	December 31, 1997
	DWS Large Cap Value VIP	December 31, 1997
	DWS Dreman Small Cap Value VIP	December 31, 1997
	DWS Blue Chip VIP	December 31, 1997
	DWS Strategic Income VIP	December 31, 1997
	DWS Dreman High Return Equity VIP	May 1, 1998
	DWS Global Thematic VIP	May 5, 1998
	DWS Technology VIP	May 1, 1999
	DWS Janus Growth and Income VIP	October 29, 1999

	DWS Turner Mid Cap Growth VIP	May 1, 2001
	DWS Davis Venture Value VIP	May 1, 2001
	DWS Mid Cap Growth VIP	May 1, 2001
	DWS Core Fixed Income VIP	May 1, 2001
DWS High Income Trust		December 31, 1997
DWS Multi-Market Income Trust		December 31, 1997
DWS Municipal Income Trust		December 31, 1997
DWS Strategic Income Trust		December 31, 1997
DWS Strategic Municipal Income Trust		December 31, 1997
Cash Account Trust	Money Market Portfolio	December 31, 1997
	Government & Agency Securities Portfolio	December 31, 1997
	Tax-Exempt Portfolio	December 31, 1997
Investors Cash Trust	Government & Agency Securities Portfolio	December 31, 1997
	Treasury Portfolio	December 31, 1997
Investors Municipal Cash Fund	Investors Florida Municipal Cash Fund	December 31, 1997
	Investors Michigan Municipal Cash Fund	December 31, 1997
	Investors New Jersey Municipal Cash Fund	December 31, 1997
	Investors Pennsylvania Municipal Cash Fund	December 31, 1997

	Tax-Exempt New York Money Market Fund	December 31, 1997
Tax-Exempt California Money Market Fund		December 31, 1997
DWS Money Funds	DWS Money Market Prime Series	December 31, 1997
	DWS Government & Agency Money Fund	December 31, 1997
	DWS Tax-Exempt Money Fund	December 31, 1997

AMENDED SCHEDULE B

TO

FUND ACCOUNTING SERVICES AGREEMENT

QUOTE CHARGES (MONTHLY)1,2

•	Reuters/Bridge Equity Foreign Equities	$2.00

•	Reuters/Bridge Listed Equities and OTC Equities	$2.00

•	Reuters/Bridge Fixed Income Corporate and
Government Bonds	$11.00

•	JJ Kenny/S&P Municipal Bonds	$12.00

•	Bear Stearns Corporate and Government Bonds	$7.00

•	CIBC World Markets Canadian Fixed Income	$6.00

•	FRI Corporation International Fixed Income	$8.00

•	FRI Corporation Unlisted Equities	$8.00

•	FT Interactive Data

1.	Corps, Gov’t Convertibles and ADR	$8.00
2.	MBS Pools	$5.00
3.	CMO's	$11.00
4.	Municipals	$11.00
5.	International Fixed Income	$14.00

1.	For billing purposes, the monthly quote charge will be based on the number of month-end holdings held in the Fund.
2.	This list of vendors and charges may be amended from time to time, as price sources are changed or added.